Exhibit 10.11

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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                     TRADESTAR CONSTRUCTION SERVICES, INC.,
                            PETROLEUM ENGINEERS, INC.

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
        Acting through its WELLS FARGO BUSINESS CREDIT operating division





                                  May 23, 2006
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                                TABLE OF CONTENTS



ARTICLE I DEFINITIONS........................................................1

         Section 1.1       Definitions.......................................1
         Section 1.2       Other Definitional Terms; Rules of
                             Interpretation.................................11

ARTICLE II AMOUNT AND TERMS OF THE CREDIT FACILITY..........................11

         Section 2.1       Revolving Advances...............................11
         Section 2.2       Procedures for Requesting Revolving Advances.....12
         Section 2.3       Letters of Credit................................12
         Section 2.4       Special Account..................................13
         Section 2.5       Interest; Minimum Interest Charge; Default
                           Interest Rate; Application of Payments;
                           Participations; Usury............................13
         Section 2.6       Fees.............................................14
         Section 2.7       Time for Interest Payments; Payment on
                           Non-Business Days; Computation of Interest
                           and Fees.........................................16
         Section 2.8       Lockbox and Collateral Account; Sweep of Funds...17
         Section 2.9       Voluntary Prepayment; Reduction of the
                           Maximum Line Amount; Termination of the
                           Credit Facility by the Borrower..................17
         Section 2.10      Mandatory Prepayment.............................18
         Section 2.11      Revolving Advances to Pay Obligations............18
         Section 2.12      Use of Proceeds..................................18
         Section 2.13      Liability Records................................18

ARTICLE III SECURITY INTEREST; OCCUPANCY; SETOFF............................18

         Section 3.1       Grant of Security Interest.......................18
         Section 3.2       Notification of Account Debtors and Other
                           Obligors.........................................19
         Section 3.3       Assignment of Insurance..........................19
         Section 3.4       Occupancy........................................19
         Section 3.5       License..........................................20
         Section 3.6       Financing Statement..............................20
         Section 3.7       Setoff...........................................21
         Section 3.8       Collateral.......................................21

ARTICLE IV CONDITIONS OF LENDING............................................21

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         Section 4.1       Conditions Precedent to the Initial Revolving
                           Advances and Letter of Credit....................21
         Section 4.2       Conditions Precedent to All Revolving Advances
                           and Letters of Credit............................24

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................24

         Section 5.1       Existence and Power; Name; Chief Executive
                           Office; Inventory and Equipment Locations;
                           Federal Employer Identification Number and
                           Organizational Identification Number.............24
         Section 5.2       Capitalization...................................25
         Section 5.3       Authorization of Borrowing; No Conflict as
                           to Law or Agreements.............................25
         Section 5.4       Legal Agreements.................................25
         Section 5.5       Subsidiaries.....................................25
         Section 5.6       Financial Condition; No Adverse Change...........25
         Section 5.7       Litigation.......................................26
         Section 5.8       Regulation U.....................................26
         Section 5.9       Taxes............................................26
         Section 5.10      Titles and Liens.................................26
         Section 5.11      Intellectual Property Rights.....................26
         Section 5.12      Plans............................................27
         Section 5.13      Default..........................................28
         Section 5.14      Environmental Matters............................28
         Section 5.15      Submissions to the Lender........................29
         Section 5.16      Financing Statements.............................29
         Section 5.17      Rights to Payment................................29
         Section 5.18      Financial Solvency...............................29

ARTICLE VI COVENANTS........................................................30

         Section 6.1       Reporting Requirements...........................30
         Section 6.2       Financial Covenants..............................33
         Section 6.3       Permitted Liens; Financing Statements............35
         Section 6.4       Indebtedness.....................................36
         Section 6.5       Guaranties.......................................36
         Section 6.6       Investments and Subsidiaries.....................36
         Section 6.7       Dividends and Distributions......................37
         Section 6.8       Salaries.........................................37
         Section 6.9       Books and Records; Collateral Examination,
                           Inspection and Appraisals........................37
         Section 6.10      Account Verification.............................37
         Section 6.11      Compliance with Laws.............................38
         Section 6.12      Payment of Taxes and Other Claims................38
         Section 6.13      Maintenance of Properties........................38
         Section 6.14      Insurance........................................39
         Section 6.15      Preservation of Existence........................39
         Section 6.16      Delivery of Instruments, etc.....................39
         Section 6.17      Sale or Transfer of Assets; Suspension of
                           Business Operations..............................39
         Section 6.18      Consolidation and Merger; Asset Acquisitions.....40
         Section 6.19      Sale and Leaseback...............................40
         Section 6.20      Restrictions on Nature of Business...............40
         Section 6.21      Accounting.......................................40
         Section 6.22      Discounts, etc...................................40
         Section 6.23      Plans............................................40

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         Section 6.24      Place of Business; Name..........................40
         Section 6.25      Constituent Documents; S Corporation Status......40
         Section 6.26      Performance by the Lender........................40

ARTICLE VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES..........................41

         Section 7.1       Events of Default................................41
         Section 7.2       Rights and Remedies..............................43
         Section 7.3       Certain Notices..................................44

ARTICLE VIII MISCELLANEOUS..................................................44

         Section 8.1       No Waiver; Cumulative Remedies; Compliance
                           with Laws........................................44
         Section 8.2       Amendments, Etc..................................44
         Section 8.3       Notices; Communication of Confidential
                           Information; Requests for Accounting.............45
         Section 8.4       Further Documents................................45
         Section 8.5       Costs and Expenses...............................45
         Section 8.6       Indemnity........................................46
         Section 8.7       Participants.....................................46
         Section 8.8       Execution in Counterparts; Telefacsimile
                           Execution........................................46
         Section 8.9       Retention of the Borrower's Records..............47
         Section 8.10      Binding Effect; Assignment; Complete
                           Agreement; Sharing Information...................47
         Section 8.11      Severability of Provisions.......................47
         Section 8.12      Headings.........................................47
         Section 8.13      Governing Law; Jurisdiction, Venue; Waiver
                           of Jury Trial....................................47
         Section 8.14      Joint and Several Liability......................48

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                          CREDIT AND SECURITY AGREEMENT


                            Dated as of May 23, 2006

     TRADESTAR CONSTRUCTION SERVICES, INC., a New Mexico corporation ("Tradestar"), PETROLEUM ENGINEERS, INC., a Louisiana corporation ("Petroleum Engineers", and together with Tradestar, the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its WELLS FARGO BUSINESS CREDIT operating division, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
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     Section 1.1 Definitions. Except as otherwise expressly provided in this
Agreement, the following terms shall have the meanings given them in this
Section:

     "Accounts" shall have the meaning given it under the UCC.

     "Accounts Advance Rate" means up to eighty-five percent (85%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time.

     "Affiliate" or "Affiliates" means Tradestar Services, Inc., and any other Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit and Security Agreement.

     "Aggregate Face Amount" is defined in Section 2.6(e).

     "Availability" means Tradestar Availability plus Petroleum Engineers Availability, which amount shall not exceed at any time the Maximum Line Amount less the sum of (i) the outstanding principal balance of the Revolving Note and
(ii) the L/C Amount.

     "Book Net Worth" means the aggregate of the common and preferred shareholders' or Owners' equity in the Borrower, determined in accordance with GAAP.

     "Borrowing Base" means at any time the lesser of (i) the Maximum Line Amount or (ii) the Tradestar Borrowing Base plus the Petroleum Engineers Borrowing Base.

     "Borrowing Base Reserve" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of the Borrower, or (iii)

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the security interests and other rights of the Lender in the Collateral
(including the enforceability, perfection and priority thereof), or (b) to reflect the Lender's judgment that any collateral report or financial information furnished by or on behalf of the Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender determines constitutes a Default or an Event of Default.

     "Business Day" means a day on which the Federal Reserve Bank of New York is open for business.

     "Capital Expenditures" means for a period, any expenditure of money during such period for the lease of any other asset whether payable currently or in the future.

     "Change of Control" means the occurrence of any of the following events:

          (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than ten percent (10%) of the voting power of all classes of Owners of the Borrower;

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the Owners of the Borrower, was approved by a vote of two thirds of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office; or

          (c) Frederick "Rick" Huttner and/or Clarence Downs shall cease to actively manage the Borrower's day-to-day business activities.

     "Collateral" means all of the Borrower's Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; (viii) proceeds of any and all of the foregoing; (ix) books and records of the Borrower, including all mail or electronic mail addressed to the Borrower; and (x) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights.

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     "Collateral Account" means the "Lender Account" as defined in the Wholesale
Lockbox and Collection Account Agreement and the "Collection Account" as defined in the Collection Account Agreement.

     "Collection Account Agreement" means the Collection Account Agreement by and between Tradestar and the Lender, dated the same date as this Agreement.

     "Commercial Letter of Credit Agreement" means an agreement governing the issuance of documentary letters of credit by the Lender, entered into between the Borrower as applicant and the Lender as issuer.

     "Commitment" means the Lender's commitment to make Revolving Advances to, and to issue Letters of Credit for the account of, the Borrower.

     "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

     "Credit Facility" means the credit facility under which Revolving Advances and Letters of Credit may be made available to the Borrower by the Lender under
Article II.

     "Cut-off Time" means 11:00 a.m., Denver, Colorado time.

     "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.

     "Default Rate" means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate, as such rate may change from time to time.

     "Director" means a director if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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     "ERISA Affiliate" means any trade or business (whether or not incorporated)
that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

     "Eligible Accounts" means all unpaid Accounts of the Borrower arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

          (i) That portion of Accounts unpaid 90 days or more after the invoice date or, if the Lender in its discretion has determined that a particular dated Account may be eligible, that portion of such Account which is unpaid more than 60 days past the stated due date or more than 90 days past the invoice date;

          (ii) That portion of Accounts related to goods or services with respect to which the Borrower has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;

          (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

          (iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

          (v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that
     (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

          (vi) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

          (vii) Accounts denominated in any currency other than United States dollars;

          (viii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

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          (ix) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

          (x) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

          (xi) That portion of Accounts that has been restructured, extended, amended or modified;

          (xii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

          (xiii) Accounts owed by an account debtor other than Aspect Resources, Remington Oil and Gas, or Walter Oil and Gas, regardless of whether otherwise eligible, to the extent that the aggregate balance of Accounts owed by such account debtor exceeds 15% of the aggregate amount of all Accounts;

          (xiv) Accounts owed by Aspect Resources, Remington Oil and Gas, or Walter Oil and Gas, regardless of whether otherwise eligible, to the extent that the aggregate balance of Accounts owed by such account debtor exceeds 20% of the aggregate amount of all Accounts;

          (xv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount of Accounts due from such debtor is ineligible under clauses (i), (ii), or (xi) above; and

          (xvi) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

     "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

     "Equipment" shall have the meaning given it under the UCC.

     "Event of Default" is defined in Section 7.1.

     "Financial Covenants" means the covenants set forth in Section 6.2.

     "Floating Rate" means, with respect to Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to the sum of the Prime Rate plus one percent (1.0%), which interest rate shall change when and as the Prime Rate changes.

     "Floating Rate Advance" means a Revolving Advance bearing interest at the Floating Rate.

     "Funding Date" means the date that all of the conditions set forth in
Section 4.1 are satisfied.

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     "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

     "General Intangibles" shall have the meaning given it under the UCC.

     "Guarantor(s)" means Tradestar Services, Inc., and any other Person now or in the future guaranteeing the Obligations.

     "Guaranty" means each unconditional continuing guaranty or unconditional continuing guaranty by corporation executed by a Guarantor in favor of the Lender (collectively, the "Guaranties").

     "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

     "Indemnified Liabilities" is defined in Section 8.6.

     "Indemnitees" is defined in Section 8.6.

     "Infringement" or "Infringing" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

     "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

     "Interest Payment Date" is defined in Section 2.7(a).

     "Inventory" shall have the meaning given it under the UCC.

     "Investment Property" shall have the meaning given it under the UCC.

     "L/C Amount" means the sum of (i) the Aggregate Face Amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

     "L/C Application" means an application for the issuance of standby or documentary letters of credit pursuant to the terms of a Standby Letter of Credit Agreement or a Commercial Letter of Credit Agreement, in form acceptable to the Lender.

     "Letter of Credit" is defined in Section 2.3(a).

     "Licensed Intellectual Property" is defined in Section 5.11(c).

     "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and

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the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

     "Loan Documents" means this Agreement, the Note, the Guaranties, the Subordination Agreement, and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrower now or in the future may be a party and which is required by the Lender.

     "Lockbox" means "Lockbox" as defined in the Wholesale Lockbox and Collection Account Agreement.

     "Material Adverse Effect" means any of the following:

          (i) A material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Borrower;

          (ii) A material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents; or

          (iii) A material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations.

     "Maturity Date" means, with respect to the Credit Facility, May 23, 2009, as may be extended pursuant to Section 2.9.

     "Maximum Line Amount" means $5,000,000, unless this amount is reduced pursuant to Section 2.9, in which event it means such lower amount.

     "Minimum Interest Charge" is defined in Section 2.5(b).

     "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

     "Net Income" means fiscal year-to-date after-tax net income from continuing operations, including extraordinary losses but excluding extraordinary gains, all as determined in accordance with GAAP.

     "Note" means the Revolving Note.

     "Obligation of Reimbursement" means the obligation of the Borrower to reimburse the Lender pursuant to the terms of the Standby Letter of Credit Agreement or the Commercial Letter of Credit Agreement and any applicable L/C Application.

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

     "Obligations" means amounts owing under the Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document or guaranty between the Borrower and the Lender, whether now in effect or subsequently entered into, and all Wells Fargo Bank Affiliate Obligations.

     "Officer" means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

     "OFAC" is defined in Section 6.11(c).

     "Overadvance" means the amount, if any, by which (i) the outstanding principal balance of the Revolving Note, plus the L/C Amount, is in excess of the then-existing Borrowing Base, (ii) the outstanding principal balance of Revolving Advances to Tradestar under the Revolving Note, plus the L/C Amount for Tradestar, is in excess of the then-existing Tradestar Borrowing Base, or
(iii) the outstanding principal balance of Revolving Advances to Petroleum Engineers under the Revolving Note, plus the L/C Amount for Petroleum Engineers, is in excess of the then-existing Petroleum Engineers Borrowing Base.

     "Owned Intellectual Property" is defined in Section 5.11(a).

     "Owner" means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

     "Permitted Lien" and "Permitted Liens" are defined in Section 6.3(a).

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Petroleum Engineers Availability" means the amount, if any, by which the Petroleum Engineers Borrowing Base exceeds the sum of (i) the outstanding principal balance of the Revolving Note and (ii) the L/C Amount.

     "Petroleum Engineers Borrowing Base" means at any time the lesser of:

          (a) The Maximum Line Amount; or

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

          (b) Subject to change from time to time in the Lender's sole discretion, the sum of:

               (i) the product of the Accounts Advance Rate times Petroleum Engineers's Eligible Accounts, less

               (ii) The Borrowing Base Reserve, less

               (iii) Obligations that Petroleum Engineers owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of Petroleum Engineers's credit exposure with respect to Wells Fargo Bank Affiliate Obligations.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

     "Premises" means all locations where the Borrower conducts its business or has any rights of possession, including the locations legally described in Exhibit C attached hereto.

     "Prime Rate" means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender's base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

     "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

     "Revolving Advance" is defined in Section 2.1.

     "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereto.

     "Security Documents" means this Agreement, the Wholesale Lockbox and Collection Account Agreement, the Collection Account Agreement and any other document delivered to the Lender from time to time to secure the Obligations.

     "Security Interest" is defined in Section 3.1.

     "Special Account" means a specified cash collateral account maintained with the Lender or another financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.4.

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

     "Standby Letter of Credit Agreement" means an agreement governing the issuance of standby letters of credit by the Lender entered into between the Borrower as applicant and the Lender as issuer.

     "Subordinated Creditors" means Tradestar Services, Inc., and any other Person now or in the future who agrees to subordinate indebtedness of Borrower held by that Person to the payment of the Obligations.

     "Subordination Agreement" means a subordination agreement executed by a Subordinated Creditor in favor of the Lender and acknowledged by the Borrower (together with any other subordination agreement that may be accepted by the Lender from time to time, the "Subordination Agreements").

     "Subsidiary" means any Person of which more than 50% of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations, following an Event of Default, pursuant to
Section 7.2.

     "Tradestar Availability" means the amount, if any, by which the Tradestar Borrowing Base exceeds the sum of (i) the outstanding principal balance of the Revolving Note and (ii) the L/C Amount.

     "Tradestar Borrowing Base" means at any time the lesser of:

          (a) The Maximum Line Amount; or

          (b) Subject to change from time to time in the Lender's sole discretion, the sum of:

               (i) the product of the Accounts Advance Rate times Tradestar's Eligible Accounts, less

               (ii) The Borrowing Base Reserve, less

               (iii) Obligations that Tradestar owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of Tradestar's credit exposure with respect to Wells Fargo Bank Affiliate Obligations.

     "UCC" means the Uniform Commercial Code as in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

     "Unused Amount" is defined in Section 2.6(b).

     "Wells Fargo Bank Affiliate Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Subsidiaries to any Person that is owned in material part by the Lender, and that relates to any service or facility extended to the Borrower or its Subsidiaries, including: (a) credit cards, (b) credit card processing services, (c) debit cards, and (d) purchase cards, as well as any other services or facilities from time to time specified by the Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether existing now or in the future.

     "Wholesale Lockbox and Collection Account Agreement" means the Wholesale Lockbox and Collection Account Agreement by and between Petroleum Engineers and the Lender, dated the same date as this Agreement.

     Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY
                     ---------------------------------------

     Section 2.1 Revolving Advances. The Lender agrees, subject to the terms and conditions of this Agreement, to make advances ("Revolving Advances") to the Borrower from time to time from the Funding Date to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount. The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to repay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.9, and reborrow.

     Section 2.2 Procedures for Requesting Revolving Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

          (a) Time for Requests. The Borrower shall request each Revolving Advance not later than the Cut-off Time on the Business Day on which the Revolving Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone, and shall be confirmed in writing by the Borrower if so requested by the Lender, by (i) an Officer of the Borrower; or (ii) a Person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The Borrower shall repay all Revolving Advances even if the Lender does not receive such confirmation and even if the Person requesting a Revolving Advance was not in fact authorized to do so. Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

          (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

     Section 2.3 Letters of Credit.

          (a) The Lender agrees, subject to the terms and conditions of this Agreement, to issue, at any time after the Funding Date and prior to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account. The Lender will not issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

               (i) $200,000 less the L/C Amount, or

               (ii) Availability.

     Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application made by the Borrower to the Lender, which must be completed in a manner satisfactory to the Lender. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions of the Standby Letter of Credit Agreement or the Commercial Letter of Credit Agreement, as applicable.

          (b) No Letter of Credit shall be issued with an expiry date later than one (1) year from the date of issuance or the Maturity Date in effect as of the date of issuance, whichever is earlier.

          (c) Any request for issuance of a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in
     Section 4.2 have been satisfied as of the date of the request.

          (d) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

     Section 2.4 Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount plus any anticipated fees and costs. If the Borrower fails to promptly make any such payment in the amount required hereunder, then the Lender may make a Revolving Advance against the Credit Facility in an amount sufficient to fulfill this obligation and deposit the proceeds to the Special Account. The Special Account shall be an interest bearing account either maintained with the Lender or with a financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower upon the earlier of irrevocable payment of all Obligations or when the Lender is required to release its security interest in the Special Account under applicable law.

     Section 2.5 Interest; Minimum Interest Charge; Default Interest Rate; Application of Payments; Participations; Usury.


          (a) Interest. Except as provided in Section 2.5(c) and Section 2.5(f), the principal amount of each Revolving Advance shall bear interest at a Floating Rate.

          (b) Minimum Interest Charge. Notwithstanding any other terms of this Agreement to the contrary, the Borrower shall pay to the Lender interest of not less than $11,667 per calendar month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.5(a) on the first day of each month and on the Termination Date. When calculating this deficiency, the Default Rate, if applicable, shall be disregarded.

          (c) Default Interest Rate. At any time during any Default Period or following the Termination Date, in the Lender's sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

          (d) Application of Payments. Payments shall be applied to the Obligations on the Business Day of receipt by the Lender in the Lender's general account, but the amount of principal paid shall continue to accrue interest at the interest rate applicable under the terms of this Agreement from the calendar day the Lender receives the payment, and continuing through the end of the second Business Day following receipt of the payment.

          (e) Participations. To the extent permitted hereunder, if any Person shall acquire a participation in the Revolving Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.5, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.5, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (f) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

     Section 2.6 Fees.

          (a) Origination Fee. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $50,000, due and payable upon the execution of this Agreement.

          (b) Unused Line Fee. For the purposes of this Section 2.6(b), "Unused Amount" means the Maximum Line Amount reduced by outstanding Revolving Advances and the L/C Amount. The Borrower agrees to pay to the Lender an unused line fee at the rate of one quarter of one percent (0.25%) per annum on the average daily Unused Amount from the Funding Date to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

          (c) Collateral Exam Fees. The Borrower shall pay the Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $100 per hour per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection.

          (d) Collateral Monitoring Fees. The Borrower agrees to pay to the Lender a monthly Collateral monitoring fee of $400, which Collateral monitoring fee shall be due and payable monthly in advance on the first day of each month and on the Termination Date.

          (e) Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, that has been issued, if any, which fee shall be calculated on a per diem basis at an annual rate equal to two percent (2.0%) of the aggregate amount that may then be drawn under the Letter of Credit, assuming compliance with all conditions for drawing (the "Aggregate Face Amount"), from and including the date of issuance of the Letter of Credit until the date that the Letter of Credit terminates or is returned to the Lender, which fee shall be due and payable monthly in arrears on the first day of each month and on the date that the Letter of Credit terminates or is returned to the Lender; provided, however, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five percent (5.0%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all other fees, commissions and charges imposed by Lender with respect to or in connection with such Letter of Credit.

          (f) Letter of Credit Administrative Fees. The Borrower shall pay all administrative fees charged by the Lender in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then - current rates published by the Lender for such services rendered on behalf of customers of the Lender generally.

          (g) Termination and Line Reduction Fees. If (i) the Lender terminates the Credit Facility during a Default Period, or if (ii) the Borrower terminates or reduces the Credit Facility as provided under Section 2.9 on a date prior to the Maturity Date, then the Borrower shall pay the Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be) calculated as follows: (A) three percent (3.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2.0%) if the termination or reduction occurs after the first anniversary of the Funding Date, but on or before the second anniversary of the Funding Date; and (C) one percent (1.0%) if the termination or reduction occurs after the second anniversary of the Funding Date.

          (h) Waiver of Termination Fees. The Borrower will be excused from the payment of termination fees otherwise due under Section 2.6(g) if such termination is made (i) because of refinancing through another division of the Lender more than twelve (12) months after the Funding Date, (ii) so long as no Default Period is then in existence, within sixty (60) days of the Lender establishing an aggregate Borrowing Base Reserve in excess of $100,000 or (iii) so long as no Default Period is then in existence, within sixty (60) days of the Lender designating the required amounts of new covenants, in accordance with Section 6.2(i), at levels that are more restrictive than the covenants that were previously established for the Borrower.

          (i) Overadvance Fees. The Borrower shall pay an Overadvance fee (which in the case of an Overadvance of $100,000 or less, such fee shall not exceed $500) for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises or whether or not the Overadvance has been agreed to in advance by the Lender. The acceptance of payment of an Overadvance fee by the Lender shall not be deemed to constitute either consent to the Overadvance or a waiver of the resulting Event of Default, unless the Lender specifically consents to the Overadvance in writing and waives the Event of Default on whatever conditions the Lender deems appropriate.

          (j) Other Fees and Charges. The Lender may from time to time impose additional fees and charges as consideration for Revolving Advances made in excess of Availability or for other events that constitute an Event of Default or a Default hereunder, including fees and charges for the administration of Collateral by the Lender, and fees and charges for the late delivery of reports, which may be assessed in the Lender's sole discretion on either an hourly periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate.

     Section 2.7 Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees.

          (a) Time For Interest Payments. Accrued and unpaid interest shall be due and payable on the first day of each month and on the Termination Date (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day.

          (b) Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Revolving Advances or the fees hereunder, as the case may be.

          (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Revolving Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

     Section 2.8 Lockbox and Collateral Account; Sweep of Funds.

          (a) Lockbox and Collateral Account.

               (i) Petroleum Engineers shall instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, Petroleum Engineers receives any payments on Accounts, Petroleum Engineers shall deposit such payments into the Collateral Account. Petroleum Engineers shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Collateral Account. Until so deposited, Petroleum Engineers shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

               (ii) Tradestar shall deposit all payments on Accounts and all other cash proceeds of Collateral regardless of source or nature directly into the Collateral Account on a daily basis (by wire transfer or other electronic means). Until so deposited, Tradestar shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

               (iii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

          (b) Sweep of Funds. The Lender shall from time to time, in accordance with the Wholesale Lockbox and Collection Account Agreement, and the Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after payment in full and discharge of all Obligations.

     Section 2.9 Voluntary Prepayment; Reduction of the Maximum Line Amount; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line Amount at any time if it (i) gives the Lender at least 30 days advance written notice prior to the proposed Termination Date, and (ii) pays the Lender applicable termination and Maximum Line Amount reduction fees in accordance with Section 2.6(g). Any reduction in the Maximum Line Amount shall be in multiples of $100,000, and with a minimum reduction of at least $500,000. If the Borrower terminates the Credit Facility or reduces the Maximum Line Amount to zero, all Obligations shall be immediately due and payable, and if the Borrower gives the Lender less than the required 30 days advance written notice, then the interest rate applicable to borrowings evidenced by Revolving Note shall be the Default Rate for the period of time commencing 30 days prior to the proposed Termination Date through the date that the Lender actually receives such written notice. If the Borrower would like the Lender to consider renewal of the Credit Facility on the next Maturity Date, then the Borrower shall give the Lender at least 60 days written notice prior to the Maturity Date that it will be requesting renewal, and the Lender shall advise the Borrower no later than 30 days prior to the Maturity Date as to whether it will or will not be granting such renewal.

     Section 2.10 Mandatory Prepayment. Without notice or demand, if an Overadvance arises, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such Overadvance; and
(ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such Overadvance, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining Overadvance. Any payment received by the Lender hereunder or under Section 2.9 may be applied to the Obligations, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.

     Section 2.11 Revolving Advances to Pay Obligations. Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in
Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable, and may deliver the proceeds of any such Revolving Advance to any affiliate of the Lender in satisfaction of any Wells Fargo Bank Affiliate Obligations.

     Section 2.12 Use of Proceeds. The Borrower shall use the proceeds of Revolving Advances and each Letter of Credit to refinance existing lenders of Tradestar and for ordinary working capital purposes.

     Section 2.13 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF
                      ------------------------------------

     Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender for the benefit of itself and as agent for any affiliate of the Lender that may provide credit or services to the Borrower that constitute Wells Fargo Bank Affiliate Obligations, a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender, for the benefit of itself and as agent for any affiliate of the Lender that may provide credit or services to the Borrower that constitute Wells Fargo Bank Affiliate Obligations, a security interest in all commercial tort claims that the Borrower may have against any Person.

     Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor. The Lender may, in the Lender's name or in the Borrower's name, as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Obligations or shall be disbursed to the Borrower under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

     Section 3.4 Occupancy.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period without notice or consent.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time, such financing statements against collateral described as "all personal property" or "all assets" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrower and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrower represents and warrants that the following information is true and correct:

          Name and address of Debtor:

          Tradestar Construction Services Inc.
          3451 Candelaria, NE, Suite A
          Albuquerque, New Mexico  87107
          Federal Employer Identification No.  85-0481248
          Organizational Identification No.  NM 2157410

          Petroleum Engineers, Inc.
          500 Dover Boulevard, Suite 310
          Lafayette, Louisiana  70503
          Federal Employer Identification No.  72-0945167
          Organizational Identification No.  LA33808570D

          Name and address of Secured Party:

          Wells Fargo Bank, National Association,
          acting through its Wells Fargo Business Credit operating division MAC C7300-210
          1740 Broadway
          Denver, Colorado  80274

     Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

     Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third Person for any of the Obligations.

                                   ARTICLE IV

                              CONDITIONS OF LENDING
                              ---------------------

     Section 4.1 Conditions Precedent to the Initial Revolving Advances and Letter of Credit. The Lender's obligation to make the initial Revolving Advances or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

          (a) This Agreement.

          (b) The Note.

          (c) A Standby Letter of Credit Agreement and a Commercial Letter of Credit Agreement, and L/C Application for each Letter of Credit that the Borrower wishes to have issued thereunder.

          (d) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (e) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage, if any.

          (f) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party, if any.

          (g) An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory, if any.

          (h) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party, if any.

          (i) The Wholesale Lockbox and Collection Account Agreement.

          (j) The Collection Account Agreement.

          (k) Control agreements with each bank at which the Borrower maintains deposit accounts.

          (l) The Subordination Agreement.

          (m) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Revolving Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (n) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Revolving Advance requests, on the Borrower's behalf.

          (o) A current certificate issued by the Secretary of State of New Mexico certifying that Tradestar is in compliance with all applicable organizational requirements of the State of New Mexico.

          (p) A current certificate issued by the Secretary of State of Louisiana certifying that Petroleum Engineers is in compliance with all applicable organizational requirements of the State of Louisiana.

          (q) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to obtain such license or qualification is not reasonably expected to cause a Material Adverse Effect.

          (r) A certificate of an Officer of the Borrower confirming, in his capacity as an officer of the Borrower, the representations and warranties set forth in Article V.

          (s) An opinion of counsel to the Borrower, addressed to the Lender.

          (t) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (u) The separate Guaranty of each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

          (v) A waiver of interest issued by the spouse of each individual Guarantor, waiving any and all interest he or she may have in the assets disclosed to the Lender in the financial statements of that Guarantor and in any future earnings or assets acquired by that Guarantor.

          (w) An opinion of counsel to each Guarantor, addressed to the Lender.

          (x) Payment of the fees and commissions due under Section 2.6 through the date of the initial Revolving Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

          (y) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to the existing lenders of Tradestar, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $750,000,

     Tradestar Availability shall be not less than $375,000, and Petroleum Engineers Availability shall be not less than $375,000.

          (z) A Customer Identification Information form and such other forms and verification as the Lender may need to comply with the U.S.A. Patriot Act.

          (aa) A true and correct copy of the Agreement and Plan of Merger dated May 23, 2006, among Tradestar Services, Inc., Tradestar Acquisition Sub, Inc., the CYMRI Corporation, and the individual shareholders named therein.

          (bb) Evidence of a $2,250,000 cash infusion into Tradestar Services, Inc. and a $656,226.31 cash infusion into Tradestar.

          (cc) A true and correct copy of the documentation evidencing the Corporate legal structure of the Borrower, the Guarantors and all Affiliates of any of them.

          (dd) A true and correct copy of the documentation evidencing the debt owed by Tradestar Services, Inc. to the creditors listed on Schedule 6.2.

          (ee) Evidence of the merger of Petroleum Engineers International, Inc. with and into Petroleum Engineers, Inc.

          (ff) Such other documents as the Lender in its sole discretion may require.

     Section 4.2 Conditions Precedent to All Revolving Advances and Letters of Credit. The Lender's obligation to make each Revolving Advance or to cause the issuance of a Letter of Credit shall be subject to the further conditions precedent that:

          (a) the representations and warranties contained in Article V are correct on and as of the date of such Revolving Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Revolving Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number. Tradestar is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

Petroleum Engineers is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number and organization identification number are correctly set forth in Section 3.6.

     Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all ownership interests of the Borrower and rights to acquire ownership interests including the record holder, number of interests and percentage interests on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

     Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, the Borrower has no Subsidiaries.

     Section 5.6 Financial Condition; No Adverse Change. Tradestar has furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2005 and unaudited financial statements for the fiscal-year-to-date period ended March 31, 2006, and those statements fairly present Tradestar's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Petroleum Engineer has furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2004 and unaudited financial statements for the fiscal-year-to-date period ended March 31, 2006, and those statements fairly present Petroleum Engineers's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which has had a Material Adverse Effect.

     Section 5.7 Litigation. Except as set forth in Schedule 5.7, Borrower has not been served in any actions, suits or proceedings pending nor, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

     Section 5.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.9 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.10 Titles and Liens. The Borrower has good and defensible title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.11 Intellectual Property Rights.

          (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which the Borrower is the owner of record (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

          (b) Agreements with Employees and Contractors. The Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to the Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

          (c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on
     Schedule 5.11 and in written agreements, copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

          (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

          (e) Infringement. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

     Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

     Section 5.13 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which would reasonably be expected to cause a Material Adverse Effect on the Borrower's financial condition, properties or operations.

     Section 5.14 Environmental Matters.

          (a) Except as disclosed on Schedule 5.14, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

          (b) Except as disclosed on Schedule 5.14, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

          (c) Except as disclosed on Schedule 5.14, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

          (d) Except as disclosed on Schedule 5.14, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect, nor has the Borrower been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (e) Except as disclosed on Schedule 5.14, to Borrower's knowledge the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability

     Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (f) The Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents in its possession or control describing or relating in any way to the Premises or the Borrower's businesses.

     Section 5.15 Submissions to the Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby (i) is true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, presents a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.16 Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

     Section 5.18 Financial Solvency. Both before and after giving effect to the recapitalization, reorganization, merger and acquisition, and all of the transactions contemplated in the Loan Documents and the Agreement and Plan of Merger dated May 23, 2006, among Tradestar Services, Inc., Tradestar Acquisition Sub, Inc., the CYMRI Corporation, and the individual shareholders named therein, none of the Borrower or its Affiliates:

          (a) Was or will be insolvent, as that term is used and defined in
     Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

          (b) Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

          (c) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

          (d) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

          (e) At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and
     (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

          (b) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, the unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrower's financial position and the results of its operations; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B-1 or B-2 hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrower's financial position and the results of its operations, (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

          (c) Collateral Reports. Within 20 days after the end of each month or more frequently if the Lender so requires, the Borrower's accounts receivable and its accounts payable, and a calculation of the Borrower's Accounts and Eligible Accounts as at the end of such month or shorter time period.

          (d) Projections. No later than 60 days before the last day of each fiscal year, the Borrower's projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail. Such items will be certified by the Officer who is the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

          (e) Supplemental Reports. Bi-Weekly (for Petroleum Engineers), Weekly (for Tradestar), or more frequently if the Lender so requires, the Borrower's "daily collateral reports", sales, receivables schedules, credit memos, collection reports and an accounts receivable reconciliation report.

          (f) Litigation. Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in
     Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $50,000.

          (g) Defaults. When any Officer of the Borrower becomes aware of the probable occurrence of any Default or Event of Default, and no later than 5 days after such Officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

          (h) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer who is the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement signed by the Officer who is the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within ten days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial officer setting forth details as to such liability and the action which the Borrower proposes to take with respect thereto.

          (i) Disputes. Promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos; and (iii) any goods returned to or recovered by the Borrower.

          (j) Officers and Directors. Promptly upon knowledge thereof, notice of any change in the persons constituting the Borrower's Officers and Directors.

          (k) Collateral. Promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

          (l) Commercial Tort Claims. Promptly upon knowledge thereof, notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

          (m) Intellectual Property.

               (i) 30 days prior written notice of Borrower's intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.17, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

               (ii) Promptly upon knowledge thereof, notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

               (iii) Promptly upon receipt, copies of all registrations and filings with respect to its Intellectual Property Rights.

          (n) Reports to Owners. Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

          (o) SEC Filings. Promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

          (p) Violations of Law. Promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with would reasonably be expected to have a Material Adverse Effect on the Borrower.

          (q) Other Reports. From time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, copies of invoices to account debtors, and such other material, reports, records or information as the Lender may request.

     Section 6.2 Financial Covenants.

          (a) Minimum Book Net Worth. Tradestar will maintain, during each period described below, its Book Net Worth (calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, and (ii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r)), determined as of the end of each month, in an amount not less than the amount set forth for each such period:

                                                        Minimum Book
                            Period                        Net Worth
         -------------------------------------------    ------------
                         May 31, 2006                     $250,000
                        June 30, 2006                     $285,000
                        July 31, 2006                     $285,000
                       August 31, 2006                    $285,000
                      September 30, 2006                  $489,000
                       October 31, 2006                   $500,000
                      November 30, 2006                   $550,000
         December 31, 2006 and each month thereafter      $628,000

          (b) Minimum Net Income. Tradestar will achieve, for each period described below, Net Income (calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, and (ii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r)) of not less than the amount set forth for each such period:


                     Period                          Minimum Net Income
     ---------------------------------------         ------------------
         Six months ending June 30, 2006                  $130,000
      Nine months ending September 30, 2006               $334,000
     Twelve months ending December 31, 2006               $473,000

          (c) Minimum Book Net Worth. Petroleum Engineers will maintain, during each period described below, its Book Net Worth (calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, and (ii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r)), determined as of the end of each month, in an amount not less than the amount set forth for each such period:

                                                        Minimum Book
                            Period                        Net Worth
         -------------------------------------------    ------------

                         May 31, 2006                    $1,000,000
                        June 30, 2006                    $1,076,000
                        July 31, 2006                    $1,076,000
                       August 31, 2006                   $1,076,000
                      September 30, 2006                 $1,321,000
                       October 31, 2006                  $1,321,000
                      November 30, 2006                  $1,321,000
         December 31, 2006 and each month thereafter     $1,587,000

          (d) Minimum Net Income. Petroleum Engineers will achieve, for each period described below, Net Income (calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, and (ii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r)) of not less than the amount set forth for each such period:

                     Period                          Minimum Net Income
     ---------------------------------------         ------------------
         Six months ending June 30, 2006                  $160,000
      Nine months ending September 30, 2006               $405,000
     Twelve months ending December 31, 2006               $671,000

          (e) Capital Expenditures. Tradestar will not incur or contract to incur Capital Expenditures of more than $50,000 in the aggregate during the fiscal year ended December 31, 2006, and zero during any fiscal year thereafter.

          (f) Capital Expenditures. Petroleum Engineers will not incur or contract to incur Capital Expenditures of more than $175,000 in the aggregate during the fiscal year ended December 31, 2006, and zero during any fiscal year thereafter.

          (g) Distributions from Tradestar to Tradestar Services, Inc. Tradestar will not pay any dividends or distributions to Tradestar Services, Inc. other than distributions to allow Tradestar Services, Inc. to make scheduled principal and interest payments on debt owed by Tradestar Services, Inc. to the creditors listed on Schedule 6.2, which distributions shall not exceed $100,000 in any month, or $700,000 in the aggregate during

     Tradestar's fiscal year ending December 31, 2006, and shall be zero during any fiscal year thereafter. Before Tradestar makes any distribution to Tradestar Services, Inc. otherwise permitted under this Section 6.2(g), and immediately after making any such payment, (i) Tradestar Availability shall not be less than $375,000, (ii) Tradestar shall have positive Book Net Worth and (iii) no Default Period is then in existence and none would exist immediately after such distribution. The debt owed by Tradestar Services, Inc. is not, and will not, be guaranteed by Tradestar.

          (h) Distributions from Petroleum Engineers to Tradestar Services, Inc. Petroleum Engineers will not pay any dividends or distributions to Tradestar Services, Inc. other than (i) distributions to allow Tradestar Services, Inc. to make scheduled principal and interest payments on debt owed by Tradestar Services, Inc. to the creditors listed on Schedule 6.2, which distributions shall not exceed $150,000 in any month, or $1,050,000 in the aggregate during Petroleum Engineers's fiscal year ending December 31, 2006, and shall be zero during any fiscal year thereafter or (ii) distributions to allow Tradestar Services, Inc. to make loans or advances on a subordinated basis to Tradestar, which distributions shall not exceed $100,000 in any month, or $700,000 in the aggregate during Petroleum Engineers's fiscal year ending December 31, 2006, and shall be zero during any fiscal year thereafter. Before Petroleum Engineers makes any distribution to Tradestar Services, Inc. otherwise permitted under this
     Section 6.2(h), and immediately after making any such payment (i) Petroleum Engineers Availability shall not be less than $500,000, (ii) Petroleum Engineers shall have positive Book Net Worth and (iii) no Default Period is then in existence and none would exist immediately after such distribution. The debt owed by Tradestar Services, Inc. is not, and will not, be guaranteed by Petroleum Engineers.

          (i) New Covenants. The Borrower and the Lender shall agree on new covenant levels for this Section 6.2 prior to the expiration of the covenant levels then in effect, but if the Borrower and the Lender do not agree, no later than 31 days prior to the expiration thereof, the Lender shall designate the required amounts in its sole discretion based on (i) the Borrower's reasonable projections for such periods and/or (ii) the Borrower's historical financial performance, and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default.

     Section 6.3 Permitted Liens; Financing Statements.

          (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a "Permitted Lien"; collectively, "Permitted Liens"):

               (i) In the case of any of the Borrower's real property, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

               (ii) Liens in existence on the date hereof and listed in Schedule
          6.3 hereto, securing indebtedness for borrowed money permitted under
          Section 6.4;

               (iii) The Security Interest and Liens created by the Security Documents; and

               (iv) Purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

          (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

     Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) Indebtedness arising hereunder;

          (b) Indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto; and

          (c) Indebtedness relating to Permitted Liens.

     Section 6.5 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) The endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.5 hereto.

     Section 6.6 Investments and Subsidiaries. The Borrower will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:

          (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poor's Ratings Services or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

          (b) Travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $10,000;

          (c) Prepaid rent not exceeding one month or security deposits; and

          (d) Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

     Section 6.7 Dividends and Distributions. Except as set forth in Section 6.2(g) and Section 6.2(h), the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or other securities or evidence of its indebtedness or make any distribution in respect thereof, either directly or indirectly.

     Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, either individually or for all such persons in the aggregate, by more than the amount deemed reasonable by the compensation committee of the Borrower, or pay any such increase from any source other than profits earned in the year of payment. Notwithstanding the above, the Borrower will not increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, either individually or for all such persons in the aggregate, if such payment would result in a Default or an Event of Default.

     Section 6.9 Books and Records; Collateral Examination, Inspection and Appraisals.

          (a) The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents.

          (b) The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower.

          (c) The Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

     Section 6.10 Account Verification.

          (a) The Lender or its agent may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

          (b) The Borrower shall pay when due each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral.

     Section 6.11 Compliance with Laws.

          (a) The Borrower shall (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would reasonably be expected to materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law, except to the extent which would not reasonably be expected to cause a Material Adverse Effect.

          (c) The Borrower shall (i) ensure that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender's policies and practices.

     Section 6.12 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.13 Maintenance of Properties.

          (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this covenant shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

          (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

     Section 6.14 Insurance. The Borrower will obtain and at all times maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.15 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.16 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

     Section 6.17 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

     Section 6.18 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 6.19 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 6.20 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 6.21 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

     Section 6.22 Discounts, etc. After notice from the Lender, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold. The Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

     Section 6.23 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

     Section 6.24 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization.

     Section 6.25 Constituent Documents; S Corporation Status. The Borrower will not amend its Constituent Documents. The Borrower will not become an S Corporation.

     Section 6.26 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Section 6.12 and Section 6.14, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower hereunder.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES
                     --------------------------------------

     Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any Obligations when they become due and payable;

          (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

          (c) An Overadvance arises as the result of any reduction in the Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing, and such Overadvance is not repaid or otherwise cured within three Business Days;

          (d) A Change of Control shall occur;

          (e) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

          (f) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

          (g) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code or the laws of any other jurisdiction naming the Borrower or such Guarantor as debtor;

          (h) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any Guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such Guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

          (i) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $50,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

          (j) A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract in excess of $50,000, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

          (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA;

          (l) An event of default shall occur under any Security Document;

          (m) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, merge with another Person unless the Borrower is the surviving entity; or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

          (n) Any Guarantor shall repudiate, purport to revoke or fail to perform any obligation under such Guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

          (o) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in the Subordination Agreement) that any Person was not entitled to receive under the provisions of the Subordination Agreement;

          (p) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur;

          (q) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur; or

          (r) The indictment of any Director, Officer, Guarantor, or any Owner of the Borrower for a felony offence under state or federal law.

     Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) The Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

          (d) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) The Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.4 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

          (f) The Lender may exercise and enforce its rights and remedies under the Loan Documents;

          (g) The Lender may without regard to any waste, adequacy of the security or solvency of the Borrower, apply for the appointment of a receiver of the Collateral, to which appointment the Borrower hereby consents, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

          (h) The Lender may exercise any other rights and remedies available to it by law or agreement.

          Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f) or (g), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

     Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 8.3 Notices; Communication of Confidential Information; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation,
(d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy or by e mail, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by either party may be compromised shall be borne exclusively by the Borrower. All requests for an accounting under Section 9-210 of the UCC (i) shall be made in a writing signed by a Person authorized under
Section 2.2(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and
(iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay the Lender the maximum amount allowed by law for responding to such requests.

     Section 8.4 Further Documents. The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 8.5 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 8.6 Indemnity. In addition to the payment of expenses pursuant to
Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

          (i) Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Revolving Advances;

          (ii) Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.11(b); and

          (iii) Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Revolving Advances and the Loan Documents or the use or intended use of the proceeds of the Revolving Advances.

     If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 8.8 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     Section 8.9 Retention of the Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than 30 days after receipt by the Lender. If there is a special need to retain specific records, the Borrower must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 30 days of the Lender taking control of same.

     Section 8.10 Binding Effect; Assignment; Complete Agreement; Sharing Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender may share any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of information.

     Section 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan

Documents may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 8.14 Joint and Several Liability. All obligations of Tradestar and Petroleum Engineers under this Agreement (including the Obligations), the Note, the other Loan Documents, and any other instrument, agreement or document delivered to the Lender by any of Tradestar and Petroleum Engineers, shall be
(a) joint and several and (b) the primary obligation of each of Tradestar and Petroleum Engineers. All references to the term "Borrower" herein shall refer to each of Tradestar and Petroleum Engineers separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the others. The Obligations shall include all debts, liabilities and obligations owed to the Lender by any of Tradestar and Petroleum Engineers solely or by all or any of them jointly or jointly and severally. Each of Tradestar and Petroleum Engineers acknowledges and agrees that its joint and several liability on the Obligations is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Lender, and without limiting the generality of the foregoing, the joint and several liability of each of Tradestar and Petroleum Engineers on the Obligations shall not be impaired by any acceptance by the Lender of any other security for or guarantors upon the Obligations or by any failure, neglect or omission on the Lender's part to resort to any one or all of Tradestar and Petroleum Engineers's payment of the Obligations or to realize upon or protect any collateral security therefor. The joint and several liability of each of Tradestar and Petroleum Engineers on the Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the Revolving Advances or benefits of the Letters of Credit or for what purposes such credits and financial accommodations are used, and each of Tradestar and Petroleum Engineers waives notice of Revolving Advance requests issued by, and Revolving Advances made to, any of Tradestar and Petroleum Engineers. Such joint and several liability of each of Tradestar and Petroleum Engineers shall also not be impaired or affected by (and the Lender, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for the Obligations or of any guaranty thereof. In order to enforce payment of the Obligations, foreclose or otherwise realize on any Collateral, or exercise any other rights granted hereunder or under any other Loan Document or under applicable law, the Lender shall be under no obligation at any time to first resort to any Collateral, Liens, or any other property, rights or remedies whatsoever, and the Lender shall have the right to enforce the Obligations irrespective of whether or not other proceedings or steps are pending, seeking resort to or realization upon or from any of the foregoing. Each of Tradestar and Petroleum Engineers hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse, or subrogation available to such Person against any other Person liable for payment of any Obligations, or as to any security therefor, unless and until the Obligations have been paid and satisfied in full after the expiration of all Letters of Credit, release by the Lender of the Security Interest and termination of the Credit Facility. By its acceptance below, each of Tradestar and Petroleum Engineers hereby expressly waives and surrenders any defense to its joint and several liability on the Obligations based upon any of the foregoing. All property described in the definition of "Collateral" shall be included as Collateral, whether it is owned jointly by all or any of Tradestar and Petroleum Engineers or is owned in whole or in part by one (or more) of them. Notwithstanding anything herein to the contrary, the right of recovery against each of Tradestar and Petroleum Engineers under this Agreement shall not exceed $1.00 less than the lowest amount which would render such Person's obligation under this Agreement void or voidable under applicable law, including without limitation, fraudulent conveyance law. Notices from the Lender to any of Tradestar and Petroleum Engineers shall constitute notice to all. Directions, instructions, actions, representations, warranties or covenants, including Revolving Advance requests and requests for issuances of Letters of Credit, made by any of Tradestar and Petroleum Engineers to the Lender shall be binding on all and the Lender shall be entitled to conclusively presume that any action by any of Tradestar and Petroleum Engineers hereunder or under any Loan Document is taken on behalf of any one or more of them, as the case may be, whether or not such Person so indicates.



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                                      -49-

THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Borrower's Initials /s/ KLT  /s/ CJD ;  Lender's Initials /s/ MET.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Petroleum Engineers, Inc.                  PETROLEUM ENGINEERS, INC.
500 Dover Boulevard, Suite 310
Lafayette, Louisiana  70503                By:   /s/ Kenneth L. Thomas
                                                 ---------------------
Telecopier:  (337)-984-0589                Name: Kenneth L. Thomas
Attention:  K. Thomas                      Its:  Chief Financial Officer
e-mail:  KThomas@PEIINC.com


Tradestar Construction Services, Inc.      TRADESTAR CONSTRUCTION SERVICES, INC.
3451 Candeleria, NE, Suite A
Albuquerque, New Mexico  87107             By:   /s/ Clarence Joseph Downs
                                                 -------------------------
Telecopier:  (505) 872-3133                Name: Clarence Joseph Downs
Attention:  Clarence Joseph Downs          Its:  President
e-mail:  joe@tradestarconst.com



Wells Fargo Bank, National Association,    WELLS FARGO BANK, NATIONAL
acting through its Wells Fargo Business    ASSOCIATION, acting through its
Credit operating division                  Wells Fargo Business Credit
MAC-C7300-210                              operating division
1740 Broadway
                                           By:   /s/ Martin E. Tracey
                                                 --------------------
Denver, Colorado  80274                    Name: Martin E. Tracey
Telecopier:  (303) 863-4904                Its:  Vice President
Attention:  Martin E. Tracy
e-mail: Martin.E.Tracy@wellsfargo.com